UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 7, 2023

Nextdoor Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40246	86-1776836
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
420 Taylor Street
San Francisco, California
(Address of principal executive offices)

94102
(Zip Code)
(415) 344-0333
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	KIND	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On November 7, 2023, Nextdoor Holdings, Inc. (the “Company”) issued a letter to shareholders and press release (together, the “Letter and Press Release”) announcing its financial results for the third quarter ended September 30, 2023. The Company also announced that it would be holding a conference call on November 7, 2023 to discuss its financial results. Copies of the Letter and Press Release are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.
This information included in this Item 2.02 of this Current Report on Form 8-K and the exhibits hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it been deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 2.05 Costs Associated with Exit or Disposal Activities.
On November 7, 2023, the Company announced a cost reduction plan (the “Cost Reduction Plan”) intended to right size the business and align the workforce and other expenses with the Company’s near term revenue expectations and long term business priorities. The Cost Reduction Plan will impact approximately 25% of the Company’s full-time employees.
The Company currently estimates that it will incur one-time charges of approximately $12 million in connection with the Cost Reduction Plan, consisting primarily of cash expenditures for notice period and severance payments, employee benefits, and related costs. In addition, the Company expects to incur approximately $0.5 million in stock-based compensation expense relating to the acceleration of the vesting of equity awards in connection with the Cost Reduction Plan.

The Company expects that the majority of the charges will be incurred in the fourth quarter of 2023 and that the execution of the Cost Reduction Plan will be substantially complete by the end of the fourth quarter of 2023. The Company intends to exclude the charges associated with the Cost Reduction Plan from its non-GAAP financial measures.

Potential position eliminations in each country are subject to local law and consultation requirements, which may extend this process further in certain countries. The charges that the Company expects to incur are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual expenses may differ from the estimates disclosed above. The Company may also incur charges and expenditures not currently contemplated due to unanticipated events that may occur in connection with the Cost Reduction Plan.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

Michael Doyle will resign from his position as the Chief Financial Officer of the Company, effective on November 7, 2023. Mr. Doyle will remain employed by the Company until December 1, 2023 (the “Separation Date”). Mr. Doyle’s planned departure is not a result of any disagreement regarding the Company’s financial statements or disclosures.

In connection with his transition, the Company expects to enter into a Separation Agreement with Mr. Doyle on or about his Separation Date (the “Separation Agreement”), which provides for benefits consistent with his change in control and severance agreement dated October 31, 2021, including (i) a lump sum payment equal to six months’ base salary, less applicable state and federal payroll deductions, and (ii) upon his election to continue his existing health benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company paying the insurance premium payments for Mr. Doyle to continue to receive coverage for six months following the Separation Date. The Separation Agreement includes a general release of claims in favor of the Company. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the text of the Separation Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2023.

(c)

On November 7, 2023, the Board of Directors (the “Board”) of the Company appointed Matt Anderson as the Company’s Chief Financial Officer and principal financial officer, effective as of November 7, 2023.

Mr. Anderson, age 36, has served as the Company’s Head of Finance & Strategy since July 2019. Before joining the Company, Mr. Anderson served in a number of senior finance roles for Block, Inc., a digital payments and commerce company, between August 2013 and July 2019. Before joining Block, Inc. in 2013, Mr. Anderson served in a variety of finance and investment related roles for GI Partners, a private equity firm, and Barclays Capital Inc., an investment bank. Mr. Anderson has a B.A. in Economics and International Area Studies from UCLA.

There is no arrangement or understanding between Mr. Anderson and any other persons, pursuant to which Mr. Anderson was selected as an officer, no family relationships among any of the Company’s directors or executive officers and Mr. Anderson, and Mr. Anderson does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Financial Officer, Mr. Anderson and the Company entered into an Offer Letter dated November 7, 2023 (the “Offer Letter”), which supersedes Mr. Anderson’s prior offer letter with the Company. Pursuant to the Offer Letter, Mr. Anderson will receive an initial annual base salary of $475,000 and will continue to be eligible to participate in Company-sponsored benefits to the extent he complies with the eligibility requirements of each such benefit plan. In addition, Mr. Anderson will be granted a restricted stock unit award covering $406,250 of the Company’s Class A common stock (the “RSUs”), which will vest over twenty-six (26) months. Mr. Anderson also will be granted an option to purchase $406,250 of the Company’s Class A common stock (the “Option,” and together with the RSUs, the “Equity Awards”), which will vest over twenty-six (26) months.

The Equity Awards will be granted pursuant to, and in accordance with the terms and conditions of, the Company’s 2021 Equity Incentive Plan (the “Plan”) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). The exercise price of the Option will be the closing price of the Company’s Class A common stock as reported on the New York Stock Exchange on the effective date of the grant, representing the fair market value of the Company’s Class A common stock on the date of grant as determined under the terms of the Plan.

Mr. Anderson has also entered into the Company’s standard form of Indemnity Agreement and Change in Control and Severance Agreement. The forms of the Indemnity Agreement and Change in Control and Severance Agreement were previously filed by the Company as Exhibits 10.6 and 10.11, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on November 12, 2021 and are incorporated by reference herein.

The foregoing descriptions of the Offer Letter and Change in Control and Severance Agreement are qualified in their entirety by reference to the full text of the Offer Letter and the Change in Control and Severance Agreement, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2023.

(e)

The information set forth above under 5.02(c) is hereby incorporated by reference into this Item 5.02(e).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements including, but not limited to, statements related to the Company’s expectations regarding entering into the Separation Agreement with Mr. Doyle. These forward-looking statements are based on management’s beliefs and assumptions and on information available to management as of the date they are made. However, investors should not place undue reliance on any such forward-looking statements because they speak only as of the date they are made. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from the Company’s historical experience and its present expectations or projections. These risks and uncertainties include, but are not necessarily limited to, those described in the Company’s filings with the SEC.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99.1	Letter to Shareholders, dated November 7, 2023.
99.2	Press Release issued by Nextdoor Holdings, Inc., dated November 7, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTDOOR HOLDINGS, INC.

Date: November 7, 2023	By:	/s/ Michael Doyle
Michael Doyle
Chief Financial Officer